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                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
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35195.00002

December 5, 2001


MW Capital Management Funds
610 Newport Center Drive, Suite 1000
Newport Beach, California  92660

Re: Metropolitan West Capital Intrinsic Value Equity Fund and Metropolitan West Capital International Value Fund

Ladies and Gentlemen:

     We have acted as counsel to MW Capital Management Funds, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A filed on October 12, 2001 with the Securities and Exchange Commission and Pre-Effective Amendment No. 1 thereto, to be filed (as so amended, the "Registration Statement"), and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") of two series of the Trust, the Metropolitan West Capital Intrinsic Value Equity Fund and the Metropolitan West Capital International Value Fund (together, the "Funds").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

          (a) the Trust's Agreement and Declaration of Trust dated October 11, 2001 (the "Declaration of Trust"), and the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on October 10, 2001 (and Restated Certificate of Trust filed on October 11,
               2001), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (b) the Bylaws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (c) resolutions of the sole initial trustee of the Trust adopted by written consents dated October 10 and 11, 2001, and ratification of those resolutions and the adoption of further resolutions by the full Board of Trustees of the Trust at a meeting held on November 29, 2001, authorizing the establishment of the Funds and the issuance of the Shares; and,

          (d)  a Certificate of an Officer of the Trust.

     Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in the Delaware Law of Corporations and Business Organizations (Aspen Law & Business, Spring 2001), as updated on Lexis. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Registration Statement and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and non-assessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus included in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



/s/ Paul, Hastings, Janofsky & Walker LLP
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PAUL, HASTINGS, JANOFSKY & WALKER LLP